UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2023

MARPAI, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40904	86-1916231
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5701 East Hillsborough Avenue, Suite 1417
Tampa, Florida		33610
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 646 303-3483

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	MRAI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 16, 2023, Marpai, Inc. (the “Company”) executed a Separation Agreement (the “Agreement”) with Mr. Lutz Finger, the Company’s President of Product and Development, pursuant to which Mr. Finger’s position was terminated effective as of August 15, 2023. In addition, the Company executed a consulting agreement (the “Consulting Agreement”) with Mr. Finger pursuant to which Mr. Finger will continue to provide services to the Company.

Pursuant to the terms of the Consulting Agreement, the Company agreed to retain Mr. Finger for a set term through December 31, 2023, and commencing on January 1, 2024, the Consulting Agreement will continue and may be terminated by either party with thirty (30) days’ prior written notice. As consideration for his services thereunder, the Company has agreed to pay Mr. Finger a monthly retainer fee in the amount of $27,086 until December 31, 2023, increasing to $27,912 on January 1, 2024. In addition, the Company agreed to issue Mr. Finger 400,000 restricted stock units under the Company’s 2021 Global Stock Incentive Plan which will fully vest on September 7, 2023. In addition, 96,154 restricted stock units previously issued to Mr. Finger will have their vesting changed to September 7, 2023.

If the market value of the 496,154 restricted stock units calculated based on the closing price on Nasdaq on September 6, 2023, will be less than $1,000,000, then the Company will pay Mr. Finger such difference in cash (the “Shortfall”). The Company will pay the Shortfall in three equal installments, on September 28, 2023, October 28, 2023 and November 28, 2023. If the market value of the 496,154 restricted stock units based on the close price on Nasdaq on September 6, 2023 will exceed $1,000,000 (the “Excess”), then restricted stock units equal to the value of the Excess will be cancelled by the Company on September 6, 2023, so that the total number of shares that vest on September 7, 2023 will equal $1,000,000.

The foregoing description of the terms of the Agreement and the Consulting Agreement are not intended to be complete and are qualified in their entirety by reference to the Agreement and the Consulting Agreement, copies of which are attached hereto as Exhibits 10.1 and 10.2 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Separation Agreement, executed by and between Marpai, Inc. and Lutz Finger, dated August 16, 2023
10.2	Consulting Agreement, executed by and between Marpai, Inc. and Lutz Finger, dated August 16, 2023
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARPAI, INC.

Date:	August 17, 2023	By:	/s/ Edmundo Gonzalez
Name: Edmundo Gonzalez Title: Chief Executive Officer